Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 7, 2024, is entered into by and among Skydance Media, LLC, a California limited liability company (“Skydance”), Paramount Global, a Delaware corporation (“Paramount”), and the stockholders of Paramount listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Skydance, Paramount and the Stockholders are sometimes referred to individually as a “Party” and collectively as the “Parties”. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Transaction Agreement (as defined below); provided that, with respect to any Stockholder, the terms “Affiliate” and “Representative” as used in this Agreement shall exclude Paramount and any entity that is controlled by Paramount.

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Paramount Class A Shares and/or Paramount Class B Shares set forth next to such Stockholder’s name on Schedule A hereto (all such Paramount Shares and any securities convertible into or exercisable or exchangeable or redeemable for Paramount Shares with respect to such Stockholder, together with any New Shares (as defined below) collectively, the “Subject Shares”);

WHEREAS, Skydance, each of the Upstream Blocker Holders, Paramount, New Paramount, Paramount Merger Sub, Paramount Merger Sub II and Skydance Merger Sub have entered into a Transaction Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, the “Transaction Agreement”), pursuant to which, among other things, the parties thereto will consummate the Transactions, including the Mergers, upon the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, prior to the execution and delivery of this Agreement, the Paramount Special Committee has (a) determined that the Transaction Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions set forth in the Transaction Agreement, are advisable and in the best interests of Paramount and its Public Stockholders and (b) made the Paramount Special Committee Recommendation;

WHEREAS, prior to the execution and delivery of this Agreement, the Paramount Board has, acting upon the Paramount Special Committee Recommendation, (a) determined that the Transaction Agreement and the Transactions are advisable and in the best interests of Paramount and its stockholders, (b) approved and declared advisable the Transaction Agreement and the Transactions, (c) authorized and approved the execution, delivery and performance by Paramount of the Transaction Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth in the Transaction Agreement and (d) made the Paramount Board Recommendation;

WHEREAS, as a condition and inducement to the willingness of each of Skydance and Paramount to enter into the Transaction Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

WRITTEN CONSENT; AGREEMENT TO VOTE

1.1 Written Consent. Prior to the execution of this Agreement, each Stockholder that as of the date hereof is a record owner of Paramount Class A Shares duly executed and validly delivered to Paramount a written consent in the form attached as Exhibit E to the Transaction Agreement (the “Written Consent”) covering all of such Stockholder’s Subject Shares and adopting the Transaction Agreement and approving the Transactions. Each Stockholder (a) acknowledges and agrees that the affirmative vote or approval of the holders of a majority of the Paramount Class A Shares outstanding as of the effective date of the Written Consent in favor of approving the Transaction Agreement and the consummation of the Transactions is necessary to approve the Transaction Agreement and the consummation of the Transaction and, (b) irrevocably and unconditionally agrees that the Written Consent may not be revoked, superseded or modified in any way the Written Consent, unless and until this Agreement shall have been validly terminated in accordance with Section 6.2. In the event that the Transaction Agreement is modified or amended in accordance with its terms after the execution of the Written Consent and such modification or amendment is not materially adverse to a Stockholder (in its capacity as such) (it being acknowledged and agreed that neither any increase in the Paramount Merger Consideration nor any modification or amendment agreed to by Skydance and Paramount (acting on the recommendation of the Paramount Special Committee) pursuant to Section 6.6(b) of the Transaction Agreement or Section 6.6(c) of the Transaction Agreement is adverse to any Stockholder), such Stockholder shall promptly (and in any event within one (1) Business Day) duly execute and validly deliver (or cause the holder of record of its Subject Shares to duly execute and validly deliver) to Skydance and Paramount a modified version of the Written Consent (in a form approved by the Stockholders, Skydance and Paramount (acting upon the recommendation of the Paramount Special Committee), such approval not to be unreasonably withheld, conditioned or delayed), covering all of such Stockholder’s Subject Shares and adopting the Transaction Agreement (as modified or amended) and approving the Transactions.

1.2 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, prior to the valid termination of this Agreement in accordance with Section 6.2, at any annual or special meeting of the stockholders of Paramount, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of Paramount, such Stockholder shall (or shall cause the holder of record of its Subject Shares to), in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, all of its Subject Shares (i) to the extent the Written Consent becomes revoked, superseded or modified in any way, and provided the Transaction Agreement has not been modified or amended in a manner materially adverse to a Stockholder (in its capacity as such), in favor of the adoption of the Transaction Agreement and the approval of the Transactions and any other matters necessary or reasonably requested by Skydance or Paramount (acting upon the recommendation of the Paramount Special Committee) for the timely consummation of the Transactions (it being understood that the terms Transaction Agreement and Transactions shall for purposes of this clause (i) refer to such agreement and transactions as modified or amended); (ii) against any action, agreement or transaction that would reasonably be expected to result in any of the conditions set forth in Article VIII of the Transaction Agreement not being timely satisfied; (iii) against any change in the Paramount Board to elect directors affiliated with the proponent(s) of any Acquisition Proposal; (iv) against any Acquisition Proposal or any other proposal made in opposition to the Transaction Agreement, the Mergers or the Transactions; and (v) against any other action, agreement or transaction involving Paramount that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions (provided that the foregoing clauses (i) through (v) shall not require the Stockholder to vote against any Acquisition Proposal or any other proposal made in opposition to the Transaction Agreement, the Mergers or the Transactions, if (and only if) Paramount has validly terminated the Transaction Agreement in accordance with Section 9.1(f) of the Transaction Agreement). Until the consummation of the Closing, each Stockholder shall (or shall cause the holder of record of its Subject Shares to) (x) retain at all times the right to vote its respective Subject Shares in such Stockholder’s sole discretion on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to Paramount’s stockholders generally and (y) not consent, in its capacity as a stockholder of Paramount, to matters inconsistent with the voting obligations set forth in the preceding clauses (b)(ii) through (b)(v). Except as set forth in this Section 1.2, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against or abstain with respect to any matter presented to the stockholders of Paramount.

1.3 Limited Exception. Notwithstanding the restrictions set forth in Section 1.2 and Section 5.1(a), in the event that the Paramount Special Committee determines that an Acquisition Proposal made by a third-party person (such person, the “Go-Shop Bidder”) during the Go-Shop Period would constitute a Superior Proposal subject only to the support of the Specified Stockholders in favor of such Acquisition Proposal (“Go-Shop Proposal”), then the Stockholders may execute and deliver to the Go-Shop Bidder and Paramount an Acceptable Voting Agreement in their sole discretion. For purposes of this Agreement, an “Acceptable Voting Agreement” means a voting agreement entered into by Paramount, the Go-Shop Bidder and the Stockholders (including the Specified Stockholders) in respect of the Go-Shop Proposal that would become effective with respect to its obligations to support such other transactions and cease supporting the Transactions upon (and only upon) the valid termination of the Transaction Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, on its own account with respect to the Subject Shares beneficially owned by such Stockholder, to Skydance and Paramount as to such Stockholder on a several basis that:

2.1 Authorization; Binding Agreement. The Stockholder has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and (b) the execution and delivery of this Agreement by the Stockholder has been duly and validly authorized by all necessary entity action on the part of the Stockholder, and no other entity proceedings on the part of the Stockholder are necessary to authorize this Agreement or to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of the Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

2.2 Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the performance by such Stockholder of its obligations hereunder (a) require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Body on the part of the Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval from, or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on any assets (including Subject Shares) of the Stockholder (other than one created by Skydance or this Agreement or under applicable securities Laws), or (d) violate any Laws applicable to the Stockholder or by which any of its assets (including Subject Shares) are bound, except as would not, in the case of each of clauses (a) through (d), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement.

2.3 Ownership of Subject Shares; Total Shares. The Stockholder is, as of the date hereof, and at all times during the term of this Agreement will be, the sole record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of such Stockholder’s Subject Shares, free and clear of any Encumbrance, except for (i) any such Encumbrance that may be imposed pursuant to this Agreement, (ii) Transfer (as defined below) restrictions of general applicability as may be provided under the Securities Act or other applicable Laws, and (iii) any Encumbrance disclosed or contemplated in the NAI Stock Purchase Agreement. The number of Paramount Class A Shares set forth next to such Stockholder’s name on Schedule A constitute all of the shares of “voting stock” of Paramount of which such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) as of the date hereof. Without limiting the foregoing, as of the date hereof, other than the Subject Shares and other than as set forth in filings with the SEC made prior to the date hereof, the Stockholder does not own beneficially or of record, and does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Paramount Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Paramount Shares) or any interest therein.

2.4 Voting Power. The Stockholder has full voting power with respect to all of the Subject Shares beneficially owned by such Stockholder, and, other than as disclosed or contemplated in the NAI Stock Purchase Agreement, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement (other than the certificate of incorporation, bylaws or other similar organizational documents of Paramount), proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Other than as disclosed or contemplated in the NAI Stock Purchase Agreement, the Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with, the performance of the Stockholder’s obligations hereunder.

2.5 Reliance. The Stockholder understands and acknowledges that each of Skydance and Paramount is entering into the Transaction Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.6 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of the Stockholder, threatened in writing against the Stockholder or any of its assets (including Subject Shares ) beneficially or of record owned by the Stockholders before or by any Governmental Body that would reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder (including, for the avoidance of doubt, the due execution and valid delivery of the Written Consent, as applicable).

2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, from Paramount, New Paramount or the Merger Subs in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder.

2.8 Binding Arrangements. As of immediately prior to the Closing (as defined in the NAI Stock Purchase Agreement), such Stockholder will not have any current plan or binding arrangement in place to sell, transfer or otherwise dispose of any New Paramount Shares held by the Stockholder at Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SKYDANCE

Skydance represents and warrants to the Stockholder and Paramount that:

3.1 Authorization; Binding Agreement. Skydance has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. Skydance is a legal entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement by Skydance has been duly and validly authorized by all necessary limited liability company action on the part of Skydance, and no other limited liability company proceedings on the part of Skydance are necessary to authorize this Agreement or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Skydance and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of Skydance enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

3.2 Non-Contravention. None of the execution and delivery by Skydance of this Agreement or the performance by Skydance of its obligations hereunder will (a) result in a violation or breach of any Contract to which Skydance is a party or by which Skydance may be bound, (b) violate any Law or Order applicable to Skydance or (c) violate any constituent or organizational documents of Skydance, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Skydance’s ability to perform its obligations under this Agreement.

3.3 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of Skydance, threatened in writing against, Skydance before or by any Governmental Body that would reasonably be expected to prevent or materially delay or impair the ability of Skydance to perform its obligations hereunder.

3.4 Paramount Ownership. Neither Skydance nor its subsidiaries or controlled or controlling affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of capital stock or other equity securities of Paramount or any economic rights to acquire any shares of capital stock or other equity securities of, or any other economic interest (through derivative securities or otherwise) in, Paramount except pursuant to the Transaction Agreement, the NAI Stock Purchase Agreement, the Subscription Agreements and the ancillary agreements and transactions contemplated by each of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARAMOUNT

Paramount represents and warrants to the Stockholder and Skydance that:

4.1 Authorization; Binding Agreement. Paramount has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. Paramount is a legal entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement by Paramount has been duly and validly authorized by all necessary corporate action on the part of Paramount, and no other corporate proceedings on the part of Paramount are necessary to authorize this Agreement or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Paramount and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding agreement of Paramount enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

4.2 Non-Contravention. None of the execution and delivery by Paramount of this Agreement or the performance by Paramount of its obligations hereunder will (a) result in a violation or breach of any Contract to which Paramount is a party or by which Paramount may be bound, (b) violate any Law or Order applicable to Paramount or (c) violate any constituent or organizational documents of Paramount, except as would not, in the case of each of clauses (a)

and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Paramount’s ability to perform its obligations under this Agreement.

4.3 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the actual knowledge of Paramount, threatened in writing against, Paramount before or by any Governmental Body that would reasonably be expected to prevent or materially delay or impair the ability of Paramount to perform its obligations hereunder.

ARTICLE V

ADDITIONAL COVENANTS

Each Stockholder hereby covenants and agrees that:

5.1 No Transfer; No Inconsistent Arrangements.

(a) From and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.2, each Stockholder agrees it shall not, directly or indirectly, without the prior written consent of Skydance and Paramount (acting upon the recommendation of the Paramount Special Committee), other than with respect to actions expressly permitted under the terms of the NAI Stock Purchase Agreement (including the Buyer Provided Financing (as defined therein) contemplated in Section 7.23 thereof) (without giving effect to any amendment thereof to which Paramount (acting upon the recommendation of the Paramount Special Committee) has not consented if, and only if, Paramount has an express right to consent to such amendment), (i) other than with respect to Encumbrances existing as of the date hereof, create or permit to exist any Encumbrance on any of such Stockholder’s Subject Shares, (ii) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”) any of such Stockholder’s Subject Shares, or any right, title or interest therein (including any right or power to vote to which such Stockholder may be entitled) (or consent to any of the foregoing), (iii) enter into (or cause to be entered into) any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of such Stockholder’s Subject Shares, (v) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, (vi) enter into any Contract or otherwise take any other action that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect as though made on the date of such Contract or action or (vii) approve or consent to any of the foregoing. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b) If any involuntary Transfer of any of the Stockholder’s Subject Shares shall occur (including, but not limited to, a sale by any Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 6.2.

(c) Notwithstanding the foregoing, the Stockholder may make Transfers of its Subject Shares (i) with the prior written consent of both Skydance and Paramount (acting upon the recommendation of the Paramount Special Committee) and (ii) to a Permitted Transferee (as defined in the NAI Stock Purchase Agreement), and, in the case of the Specified NAI Entities, in accordance with the terms of the NAI Stock Purchase Agreement, provided that, in each case, the transferee of the Transfer shall have, prior to any such Transfer, executed and delivered to Skydance and Paramount a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement.

(d) Each Stockholder shall not take any action to cause the conversion of such Stockholder’s Subject Shares that are Paramount Class A Shares into Paramount Class B Shares. Each Stockholder agrees that such Stockholder shall not request that Paramount register the conversion (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Stockholder’s Subject Shares that are Paramount Class A Shares into Paramount Class B Shares. Any conversion of shares of Paramount Class A Shares in violation of this Agreement shall, to the fullest extent permitted by Law, be null and void ab initio.

5.2 No Exercise of Appraisal Rights. The Stockholder irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Transactions, including the New Paramount Merger, and agrees not to commence, participate in, assist or knowingly encourage in any way any Legal Proceeding to seek (or demand or file any petition related to) appraisal rights or dissenters’ rights in connection with the Transactions.

5.3 Public Announcements, Documentation and Information. None of the Stockholder or its Affiliates or its or their respective Representatives acting on its or their behalf shall issue or cause the publication of any press release or otherwise make any public statement, disclosure, or communication with respect to the Transactions (including this Agreement) except (x) to the extent required by any applicable Law or (y) with the prior written consent of Skydance and Paramount. Each Stockholder consents to and hereby authorizes Paramount or New Paramount, as applicable, and to the extent that Paramount or New Paramount reasonably determines to be necessary in connection with the Transactions, including the preparation or filing of the Information Statement or the Registration Statement, as applicable, to publish and disclose the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement (provided that the Stockholders shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Stockholder by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed). Each Stockholder acknowledges that Paramount or New Paramount, as applicable, may (provided that such Stockholder shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Stockholder by name prior to any such filing, so long as such approval is not unreasonably withheld, conditioned or delayed) file this Agreement or a form hereof with the SEC or any other Governmental Body, as required by law, regulation, or legal or judicial process. Each Stockholder agrees to promptly give

Paramount and New Paramount any information that Paramount or New Paramount may reasonably request for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Paramount and New Paramount of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such documents, if and to the extent that any such information shall have become false or misleading in any material respect.

5.4 New Shares; Adjustments. Any shares of capital stock or other equity securities of Paramount that are issued to any Stockholder, or that any Stockholder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of, after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 6.2, whether pursuant to purchase, exercise, exchange (including in connection with the Transactions) or conversion of, or other transaction involving any and all options, rights or other securities (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Subject Shares as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Paramount affecting any Subject Shares, the terms of this Agreement shall apply to the resulting securities and the term “Subject Shares” shall be deemed to refer to and include such securities.

5.5 Waiver of Certain Legal Proceedings. Each Stockholder hereby agrees not to commence, assist or knowingly encourage in any way, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against Skydance, Paramount, New Paramount, any Blocker Holder or any of their respective Affiliates and each of their respective successors and assigns and their respective directors and officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Transaction Agreement (including any claim seeking to enjoin or delay the Closing or challenging the validity of the Written Consent or its delivery), except to enforce the terms thereof, or (ii) alleging a breach of any fiduciary duty owed to Paramount of the Paramount Special Committee, the Paramount Board (or the directors serving on the Paramount Special Committee or the Paramount Board) or Paramount or any of their respective Affiliates or Representatives in connection with the Transaction Agreement, this Agreement or the Transactions (including the negotiation of or entry into any such agreement).

5.6 Amendment of the NAI Stock Purchase Agreement. Each Stockholder hereby agrees that it shall not, and shall cause its respective Affiliates not to amend, waive or modify the NAI Stock Purchase Agreement or any Ancillary Agreement (as defined in the NAI Stock Purchase Agreement) in any manner that would reasonably be expected to delay beyond the End Date, materially impede or prevent the consummation of the transactions contemplated thereunder without the prior written consent of Paramount (acting upon the recommendation of the Paramount Special Committee).

5.7 Actions Permitted Under the NAI Stock Purchase Agreement. Notwithstanding anything to the contrary contained in any provision hereof, nothing in this Agreement shall (i) restrict or impair any rights of National Amusements, Inc., its Subsidiaries (as defined in the NAI Stock Purchase Agreement), or the Stockholders under Section 7.10(c) of the NAI Stock Purchase

Agreement or (ii) restrict any action by such Persons that would be permitted under Section 7.10(c) of the NAI Stock Purchase Agreement.

5.8 Acquisition of Paramount Securities by Skydance. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.2, neither Skydance nor its subsidiaries or controlled or controlling affiliates will acquire any shares of capital stock or other equity securities of Paramount or acquire any economic rights to acquire any shares of capital stock or other equity securities of, or any other economic interest (through derivative securities or otherwise) in, Paramount, except pursuant to the Transaction Agreement, the NAI Stock Purchase Agreement, the Subscription Agreements, and the ancillary agreements and transactions contemplated thereby.

5.9 Conduct Under the NAI Stock Purchase Agreement. The Stockholders shall comply with, and shall and shall cause their respective Affiliates to use their respective reasonable best efforts to ensure that NAI complies with, the terms and conditions of the NAI Stock Purchase Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (ii) one (1) Business Day after being sent by commercial overnight courier service, or (iii) upon transmission during normal business hours (and if not, the next Business Day) if sent via email with confirmation of receipt (other than automatic confirmation of receipt); provided that, in each case, the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party as follows (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

if to Skydance:

Skydance Media, LLC

2900 Olympic Boulevard

Santa Monica, CA 90404

Attention:  David Ellison

       Email: dellison@skydance.com

       with a copy to:

       smckinnon@skydance.com

       jsisgold@skydance.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:  Justin Hamill

      Bradley Faris

      Ian Nussbaum

      Max Schleusener

Email:    Justin.Hamill@lw.com

      Bradley.Faris@lw.com

      Ian.Nussbaum@lw.com

      Max.Schleusener@lw.com

if to Paramount:

Paramount Global

1515 Broadway

New York, NY 10036

Attention: General Counsel

Email: ParamountGlobalLegalNotices@paramount.com

with a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention:    Faiza J. Saeed

      Daniel J. Cerqueira

      Claudia J. Ricciardi

Email:    fsaeed@cravath.com

      dcerqueira@cravath.com

      cricciardi@cravath.com

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:    Eric Swedenburg

        Katherine Krause

Email:    eswedenburg@stblaw.com

      katherine.krause@stblaw.com

if to a Stockholder, to such Stockholder’s address or email address set forth across from such Stockholder’s name on Schedule A,

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention

Attention:    Jackie Cohen

      Emily Oldshue

Email:    Jackie.Cohen@ropesgray.com

      Emily.Oldshue@ropesgray.com

6.2 Termination. Upon the valid termination of the Transaction Agreement in accordance with its terms, this Agreement shall terminate automatically, without any notice or other action by any Person; provided, however, that the provisions of this Article VI shall survive in full force and effect such termination of this Agreement. Upon the consummation of the Transactions contemplated by the Transaction Agreement, Article I through Article V of this Agreement shall terminate automatically, without notice or action by any Person and no Party shall have any further obligations or liabilities under such Articles; provided, however, that the provisions of Section 5.3 the applicable definitions contained or referenced therein shall survive in full force and effect. Nothing set forth in this Section 6.2 shall relieve any Party from liability for any breach of this Agreement prior to termination of any provision hereof.

6.3 Interpretation and Rules of Construction. Section 10.13 of the Transaction Agreement shall apply to, and govern, this Agreement, mutatis mutandis.

6.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power available to it in the prior sentence, this Agreement shall be deemed amended to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will most closely achieve the economic, business, and other purposes of such invalid or unenforceable term or provision.

6.5 Entire Agreement; Counterparts. This Agreement, the NAI Stock Purchase Agreement, the Ancillary Agreements (as defined in the NAI Stock Purchase Agreement) and the Transaction Agreement constitute the entire agreement and supersede all prior and concurrent agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

6.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any right or obligation hereunder may be assigned without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any such right or obligation without such consent shall be void ab initio and of no effect.

6.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for (1) the rights of the Non-Recourse Parties set forth in Section 6.12 and (2) the rights of New Paramount set forth in Section 5.3.

6.8 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement in accordance with its terms or otherwise breaches such provisions. Subject to the following sentence, the Parties shall be entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. No Party shall oppose the granting of an injunction, specific performance, or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is unenforceable, invalid or not an appropriate remedy for any reason at law or equity. Any Party seeking any injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.8 shall not be required to provide any bond or other security in connection with any such order or injunction.

6.9 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, Delaware Law, without giving effect to any law, rule, or provision that would cause the application of any Law other than Delaware Law. The Parties expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware Law to this Agreement, the relationship of the Parties, the performance by the Parties of their respective obligations hereunder, and the interpretation and enforcement of the rights and duties of any Party; (ii) the Parties have a reasonable basis for the application of Delaware Law to this Agreement, the relationship of the Parties, the performance by the Parties of their respective obligations hereunder, and the interpretation and enforcement of the rights and duties of any Party; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the Parties’ choice of Delaware Law hereunder, would have an interest in the foregoing.

(b) Subject to Section 6.9(a), in any Legal Proceeding arising out of or relating to this Agreement or the performance by the Parties of their respective obligations hereunder, each of the Parties irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Chosen Courts”); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction of such Chosen Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Agreement or the performance by the Parties of their respective obligations hereunder shall be brought, tried, and determined only in the Chosen Courts; (iv) waives any claim of improper venue or any claim that the appropriate Chosen Court is an inconvenient forum; and (v) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement or the performance by the Parties of their respective obligations hereunder hereby in any court or elsewhere other than the Chosen Courts. Each of the Parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 6.1 or any other manner permitted by applicable Law. A final judgment in any Legal Proceeding commenced in accordance with this Section 6.9(b) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any Party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

6.10 Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE PARTIES’ RESPECTIVE OBLIGATIONS HEREUNDER. EACH PARTY HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

6.11 Amendments and Waivers. This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment or waiver, as applicable, hereto, signed on behalf of each of the Parties in interest at the time of the amendment or waiver, as applicable. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

6.12 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any Party under this Agreement or of or for any Legal Proceeding based on, arising out of, or related to this Agreement. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement shall be sought or had against any Non-Recourse Party.

6.13 Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Mergers or any other Transaction is consummated, except as otherwise set forth in this Agreement.

6.14 Further Assurances. Upon the reasonable request of Skydance or Paramount (acting upon the recommendation of the Paramount Special Committee), the Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to perform its obligations under this Agreement.

6.15 No Agreement Until Executed. This Agreement shall not be effective unless and until this Agreement is executed by all Parties.

(Signature Pages Follow)

The Parties are executing this Agreement as of the date first set forth above.

SKYDANCE MEDIA, LLC

By:	/s/ David Ellison
Name: David Ellison
Title: Chief Executive Officer

PARAMOUNT GLOBAL

By:	/s/ George Cheeks
Name: George Cheeks
Title: Office of the CEO, President and Chief Executive Officer, CBS

(Signature Page to Voting and Support Agreement)

The Parties are executing this Agreement as of the date first set forth above.

NATIONAL AMUSEMENTS, INC.

By:	/s/ Paula J. Keough
Name: Paula J. Keough
Title: Vice President

NAI ENTERTAINMENT HOLDINGS LLC

By:	/s/ Paula J. Keough
Name: Paula J. Keough
Title: Vice President

SPV - NAIEH LLC

By:	/s/ Paula J. Keough
Name: Paula J. Keough
Title: Vice President

(Signature Page to Voting and Support Agreement)

The Parties are executing this Agreement as of the date first set forth above.

The Shari Ellin Redstone Trust

By:	/s/ Shari E. Redstone
Name: Shari E. Redstone
Title: Trustee

The Shari E. Redstone Qualified Annuity Interest Trust XVIII

By:	/s/ Shari E. Redstone
Name: Shari E. Redstone
Title: Trustee

(Signature Page to Voting and Support Agreement)

Schedule A

Name	Address	Shares